Exhibit 3.10.3

Dott. Francesco STEIDL

Notary

C E R T I F I C A Z I O N E

I undersigned Dr. Francesco STEIDL, Notary in Florence, registered with the

College of the Notary Districts of Florence, Pistoia and Prato,

CERTIFY

that with deed authenticated dame notary today between:

- “SALVATORE FERRAGAMO S . P.A.”, based in Florence (FI), via Tornabuoni

n. 2 , with share capital of € 16.8 79,000.00, fully paid-up,

tax code, VAT number. and registration number in the Register of

Imprese di Firenze 02175200480, R. E. A. number FI-464724;

“INTER PARFUMS, Inc.”, a company governed by Delaware law

(U.S.A.) con sede al n. 551 Fifth Avenue, New York N. Y. 10176 (U . S .A.)

with Identification Number of the Revenue Agency 13-3275609;

given that

“SALVATORE FERRAGAMO S. P.A.” and owner of the entire capital social of the company “PARFUMS ITALIA S.R.L.” unipersonale, a company of

Italian law with registered office in Florence via Maggio n. 7, share capital of

€ 17,138,000.00 (seventeen million one hundred and thirty-eight thousand point zero zero) fully paid, registration number in the Register of

Companies of Florence tax code and VAT number 07122680486, R. E.A. of

Florence FI 681202;

so much premise

the company “SALVATORE FERRAGAMO s . p.A.” sold to the company “INTER

PARFUMS Inc .”, the entire share of his property equal to 100% (one hundred for cento) of the share capital in the company “PARFUMS ITALIA S.R.L.”, to the price of euro 17 . 138 . 000.00 (seventeen million one hundred and thirty-eight thousand zero point zero).

This statement is made for the uses permitted by law.

Florence, 1 October 2021

[signature and seal]

Dott. Francesco STEIDL

Notary

CERTIFICATION

I undersigned Dr. Francesco Steidl, Notary in

College of the Notary Districts of Florence,

Certify:

Florence, member of the

Pistoia and Prato,

and by decision of the sole shareholder, SALVATORE FERRAGAMO S.P.A. (in execution of previous agreements entered into with INTER PARFUMS, INC. which has,

Today, acquired the entire corporate capital of the company, with deed notary notarized by me, in the process of registration and deposit at the competent Register of Companies), dame recorded on

today, the limited liability company called:

“PARFUMS ITALIA SRL”, with registered office in Florence (FI), via Maggio n. 7, with share capital of € 17,138,000.00 = fully paid-up, code

tax, VAT number and registration number in the Register of Companies of Florence 07122680486, R.E.A. number FI-681202,

has decided as follows:

“(a) on the first item on the agenda:

- to accept the resignation of the Sole Director and, thanking him for the active work carried out in favor of the company;

to ratify and approve and, consequently, to renounce

the exercise of any action, including responsibility (including the action referred to in Articles. 2476 and 2497 of the Civil Code)

by Francesco Pergolini in relation to - the work carried out by the same as Sole Director of the company, for everything

stay in office and until the date of termination

the time of

of the same

included, with reference to all existing paste operations,

confirming the assembly unanimously and fully informed to the regard;

- ratification, renunciation of the exercise of actions of responsibility,

as well as everything provided for in this resolution, they will not find application for any action and / or omission paste in place since previous sole director with intent and / or gross negligence;

(b) on the second item on the agenda:

to appoint Mr Gregory Joseph Serge as Sole Director

REZNIK, born in Paris (France) on 12 July 1977, domiciled in office at the registered office, tax code declared RZN GGR 77£12

ZllOW, French national, who will remain in office until revoked or resignation;

(c) on the third item on the agenda:

to change the name to “INTERPARFUMS ITALIA SRL” with

consequential of the statute constituted odifica of art. 1)

as follows: “And a company with responsibility “INTERPARFUMS ITALIA SRL” ”;

limited named

(d) the fourth item on the agenda:

- to transfer the registered office of the company within the scope of the same

c om une e cioe from Via Maggio n. 7, Florence to Piazza della Repubblica n.

6, Fi r e n z e ;

(c) on the fifth item on the agenda:

- to reduce the share capital, in accordance with Article 1 of euro1 7. 138 . 000, 00 from the current amount 2482 cod . civ., 1 7. 138 . 000, 00

(seventeen million one hundred and thirty-eight thousand/00) to the amount of € 100,000.00

(one hundred thousand/00) and, therefore, for € 17,038,000.00

(diciassettemilionitrentottomila/00), by accan tonamen to del corresponding amount to a specific reserve available;

- to take note that this resolution on the reduction of capital may be performed only after ninety days from the registration of the itself in the Register of Companies, provided that, within that period, no social creditor prior to registration has objected;

to give a mandate to the new Sole Director to provide for the filing of the new text of the Articles of Association, as resulting from the text presented by the President and approved here by the Assembly and amending art. 5) relating to the social capita le,

subject to the definitive effectiveness of this resolution.”

It is released for uses permitted by law.

Florence, 1 October 2021

[signature & seal]